PROPERTY OPTION AGREEMENT

                              Dated March 24, 1999

                                    Between:

                            URANIUM POWER CORPORATION

                                      and:

                          PACIFIC AMBER RESOURCES LTD.

                                      INDEX

1. GRANT OF OPTION............................................................2
2. ISSUANCE OF OPTIONOR SHARES................................................3
3. EXERCISE OF OPTION.........................................................3
4. REPRESENTATIONS AND WARRANTIES OF THE OPTIONOR.............................4
5. REPRESENTATIONS AND WARRANTIES OF THE OPTIONEE.............................6
6. COVENANTS OF THE OPTIONOR..................................................7
7. TERMINATION................................................................7
8. INDEPENDENT ACTIVITIES.....................................................8
9. CONFIDENTIALITY OF INFORMATION.............................................9
10. ARBITRATION...............................................................9
11. DELAYS...................................................................10
12. ASSIGNMENT...............................................................10
13. NOTICES..................................................................11
14. REGULATORY APPROVALS.....................................................12
15. GENERAL TERMS AND CONDITIONS.............................................12

SCHEDULE "A":    Initial Program and Expenditures

                            PROPERTY OPTION AGREEMENT

     THIS AGREEMENT is made as of the 24th day of March, 1999,

     BETWEEN:

     URANIUM POWER CORPORATION, a company duly
                  incorporated under the laws of the State of Colorado and having its head office at Suite 206, 475 Howe Street, Vancouver, British
                  Columbia, V6C 2B3

(hereinafter referred to as the "Optionor")

                                                              OF THE FIRST PART,

     AND:

     PACIFIC AMBER RESOURCES LTD., a company
                  incorporated under the laws of British Columbia and having a head office at Suite 1818, 701 West Georgia Street, Vancouver, British Columbia, V7Y 1C6

(hereinafter referred to as the "Optionee")

                                                             OF THE SECOND PART.

                                    RECITALS

     WHEREAS the Optionor has entered into an exploration option and operations joint venture agreement with Phelps Dodge Corporation of Canada, Limited ("PDC"), dated December 16, 1998 (the "Underlying Agreement");

     AND WHEREAS any terms defined in the Underlying Agreement and used herein shall have the meaning assigned to them in the Underlying Agreement;

     AND WHEREAS the Underlying Agreement grants to the Optionor the sole and exclusive right and option to earn on or before December 31, 2002, a 100% undivided interest subject to the Royalty and the Earn Back Option, in the Properties free of all liens, charges, encumbrances and conflicting claims by
(i) completing by December 31, 1999, the Initial Program and incurring Expenditures of $500,000; and (ii) incurring an aggregate of not less than $2,500,000 in Expenditures (cumulative aggregate Expenditures of $3,000,000) prior to December 31, 2002;

     AND WHEREAS the Optionor has agreed to grant to the Optionee an option to acquire 50% of the Optionor's right, title and interest in the Property and the Underlying Agreement (hereinafter collectively called the "Property");

     NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements herein contained and subject to the terms and conditions hereafter set out, the parties hereto agree as follows:

1.       GRANT OF OPTION

1.01 The Optionor, in consideration of the sum of $10, the receipt and sufficiency of which is hereby acknowledged, hereby grants to the Optionee the exclusive right and option (the "Option") to acquire a 50% interest in and to the Property and all of the Optionor's rights, licences and permits appurtenant thereto or held for the specific use and enjoyment thereof by completing the Initial Program and incurring $500,000 in Expenditures on or before December 31, 1999, as set out in Schedule "A" attached hereto.

1.02 The Optionor and the Optionee shall immediately establish a management committee (the "Management Committee") to determine all actions to be taken in respect to the carrying out of the Initial Program on the Properties pursuant to the provisions of the Underlying Agreement. The Management Committee shall consist of four members and each of the Optionor and Optionee shall appoint two members as their representatives and each member may appoint one or more alternatives to act in the absence of a regular member. The Management Committee shall determine all matters coming before it by the affirmative vote of members having voting interests in the aggregate of more than 50%. In the event the members of the Management Committee cannot agree on any matter coming before them and in the further event the interest of each party is 50%, then the Optionee shall have an additional casting or deciding vote.

1.03 If the Optionee fails to incur any of the Expenditures  listed in paragraph
1.01 by the end of the last day on which the same was due to be incurred by reason of paragraph 1.01 or as deferred by reason of paragraph 11.01, the Optionee may, at any time within 15 days of such date, make a cash payment to PDC in an amount equal to the deficiency in the Expenditures. Any cash payment so made shall be deemed to have been Expenditures duly and properly incurred in an amount equal to the cash payments.

1.04 If the Optionor receives a notice of default from the PDC under the Underlying Agreement, and if in the opinion of the Optionee the Optionor is not taking curative or corrective action adequate to rectify such default, the Optionee may, at its sole election, and after having given prior notice to the Optionor, take such curative or corrective action as may be necessary in order to preserve the Option. In such circumstance, the Optionee shall be entitled to recover from the Optionor the full cost of such curative or corrective action, whether or not such action is successful in curing the default under the Underlying Agreement.


2.       ISSUANCE OF OPTIONOR SHARES

2.01 The Optionor shall immediately issue to the Optionee 200,000 common shares in the Optionor's capital stock as fully paid and non-assessable shares, subject only to applicable securities laws' resale restrictions.


3.       EXERCISE OF OPTION

3.01 The Optionee shall have exercised the Option, and shall have acquired a 50% interest in and to the Property, by having incurred Expenditures of $500,000 in accordance with paragraph 1.01.

3.02 Upon the Optionee having exercised the Option, all further work on and with respect to the Property, and the subsequent relationship between the Optionor and the Optionee, shall be governed by a joint venture agreement (the "Joint
Venture Agreement") between the parties in a form to be agreed upon by the parties as soon as practicable but in any event not later than 60 days of the date hereof. The Joint Venture Agreement shall contain a dilution clause and each of the party's contributions shall be deemed to be $500,000 and the interest of each party will be determined by the contribution made or deemed to be made by a party divided by the aggregate contributions made or deemed to be made by all parties multiplied by 100% and if the interest of any party is reduced to less than 15%, such interest shall be deemed to have been converted to a 5% net profit interest. If such party has not contributed in the aggregate $1,500,000, it shall have no further interest in the Underlying Agreement and the Property. All interests will be subject to the Royalty and Earn Back Option. The Management Committee decisions will be determined by votes represented by each party's interest provided that if there is a tied vote, the Optionee shall have the casting vote.

4.       REPRESENTATIONS AND WARRANTIES OF THE OPTIONOR

4.01 The Optionor hereby represents and warrants to the Optionee that:

          (a) it is not in breach or violation of or default under (and no event has occurred and is continuing which with the giving of notice or lapse of time or both would constitute an event of default under) the Underlying Agreement;

          (b) it is not aware of any adverse claim asserted or threatened as to the validity or rights of the Optionor in and to the Property, and except as set out in the Underlying Agreement, the Optionor is not aware of any liens, charges, encumbrances, or conflicting claims or rights of whatsoever nature or kind, recorded or unrecorded, against the Properties, and the Optionor is not aware of any factual basis for any such liens, charges, encumbrances, conflicting claims or rights against the Properties;

          (c) to the best of its knowledge, the Properties have been validly located and are now duly recorded and in good standing in accordance with the laws of the jurisdiction in which the mining claims are situated;

          (d) it has full corporate power and authority to enter into this agreement;

          (e) it is a company validly existing and in good standing under the laws of the State of Colorado and is up to date with respect to its filings with the applicable governmental corporate agency;

          (f) the entering into this agreement does not conflict with any applicable laws or with its charter documents nor does it conflict with, or result in a breach of or accelerate the performance required by any contract or other commitment to which it is party or by which it is bound;

          (g) it has the exclusive right to enter into this agreement and all necessary authority to assign to the Optionee a 50% right, title and interest in and to the Property in accordance with the terms and conditions of this agreement, and the Optionee shall be treated as an Authorised Party for the purpose of carrying out the Initial Program and incurring Expenditures;

          (h) reclamation and rehabilitation of those parts of the Properties which have been previously worked by the Optionor have been properly completed in compliance with all applicable laws and the Optionor hereby covenants and agrees to save the Optionee harmless from and against any loss, liability, claim, demand, damage, expense, injury or death arising out of or in connection with the operations or activities which were carried out on the Properties by the Optionor prior to the date of this agreement;

          (i) to the best of its knowledge and belief after having made reasonable enquiry, reclamation and rehabilitation of those parts of the Properties which have been previously worked by persons other than the Optionor have been properly completed in compliance with all applicable laws by such other persons, or if not so completed, the Optionor has used its best efforts to mitigate the damage to the environment resulting from such previous work;

          (j)  without  limiting the  generality of  sub-paragraphs  4.01(h) and
               (i), to the best of the Optionor's knowledge, its contractors

               (i) have operated the Properties and have at all times received, handled, used, stored, treated, shipped and disposed of all environmental or similar contaminants in strict compliance with all applicable environmental, health or safety laws, regulations, orders or approvals, and

               (ii) have removed from and off the Properties  all  environmental or similar contaminants;

          (k) to the best of the Optionor's knowledge there are no orders or directions relating to environmental or similar matters requiring any work, repairs, construction or capital expenditures with respect to the Properties and the conduct of the business related thereto, nor has the Optionor received any notice of such;

          (l) to the best of the Optionor's knowledge no hazardous or toxic materials, substances, pollutants, contaminants or wastes have been released by the Optionor's contractors into the environment, or deposited, discharged, placed or disposed of at, on or near the Properties as a result of the contractor's operations carried out on the Properties;

          (m)  to the best of the Optionor's knowledge

               (i) no notices of any violation or apparent violation of any of the matters referred to in subparagraphs 4.01(i) through 6.01(l) relating to the Properties or its use have been received by the Optionor or PDC and

               (ii) there  are  no  writs,  injunctions,  orders  or  judgements outstanding, no law suits, claims, proceedings or investigations pending or threatened, relating to the use, maintenance or operation of the Properties, whether related to environmental or similar matters, or otherwise, nor, to the knowledge of the Optionor, is there any basis for such law suits, claims, proceedings or investigations being instituted or filed; and

          (n) it has advised the Optionee of all of the material information relating to the mineral potential of the Properties of which the Optionor has knowledge.

4.02 The representations and warranties hereinbefore set out are conditions upon which the Optionee has relied on entering into this agreement and shall survive the exercise of the Option, and the Optionor hereby forever indemnifies and saves the Optionee harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation or warranty made by it and contained in this agreement.


5.   REPRESENTATIONS AND WARRANTIES OF THE OPTIONEE

5.01 The Optionee represents and warrants to the Optionor that:

          (a) it has full corporate power and authority to enter into this agreement;

          (b) the entering into of this agreement does not conflict with any applicable laws or with its charter documents nor does it conflict with, or result in a breach of, or accelerate the performance required by any contract or other commitment to which it is party or by which it is bound.

5.02 The representations and warranties hereinbefore set out are conditions upon which the Optionor has relied on entering into this agreement and shall survive the exercise of the Option, and the Optionee hereby indemnifies and saves the Optionor harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation or warranty made by it and contained in this agreement.


6.       COVENANTS OF THE OPTIONOR

6.01 The Optionor hereby covenants with and to the Optionee that it shall:

          (a) within 10 days of the execution and delivery of this agreement, provide the Optionee with all of the data and information in its possession or under its control relating to the Optionor's exploration activities on and in the vicinity of the Properties;

          (b) until such time as the Option is exercised or otherwise terminates, not deal, or attempt to deal with its right, title and interest in and to the Property in any way that would adversely affect the right of the Optionee to become absolutely vested in a 50% interest in and to the Property, free and clear of any liens, charges and encumbrances other than the Underlying Agreement;

          (c) maintain the Underlying Agreement in good standing at all times;

          (d) forward to the Optionee, within 24 hours of receipt, any notice or demand which it may receive from PDC relating to the Underlying Agreement; and

          (e) promptly forward to the Optionee copies of all correspondence in connection with the Underlying Agreement.


7.   TERMINATION

7.01 If the Optionee fails to do any thing on or before the last day provided for such performance under this agreement, the Optionor may terminate this agreement but only if:

          (a) it shall have first given to the Optionee written notice of the failure containing particulars of the payment which the Optionee has not made or the act which the Optionee has not performed; and

          (b) the Optionee has not within 30 days following delivery of the Optionor's notice given notice to the Optionor that it has cured such failure or commenced proceedings to cure such failure by appropriate payment or performance (the Optionee hereby agreeing that should it so commence to cure any failure it will prosecute the same to completion without undue delay).

Should the Optionee fail to deliver the notice provided for in sub-paragraph 7.01(c) within the said 30 days, this agreement shall be deemed to have terminated on the day following the last day provided for the performance the failure of which by the Optionee caused the Optionor to issue the notice referred to in subparagraph 7.01(a) hereof.

7.02 Upon termination of this agreement the Optionee:

          (a) shall deliver to the Optionor, within 60 days of the effective date of termination, copies of all factual maps, reports, assay results and other factual data and documentation relating to its operations on the Properties;

          (b) forfeits any and all interest in the Property hereunder and shall cease to be liable to the Optionor in debt, damages or otherwise save for the performance of those of its obligations which were not satisfied on the effective date of termination; and

          (c) shall vacate the Properties within a reasonable time after such termination, but shall have the right of access to the Properties for a period of six months thereafter for the purpose of removing its chattels, machinery, equipment and fixtures therefrom.


8.   INDEPENDENT ACTIVITIES

8.01 Except as expressly provided herein, each party shall have the free and unrestricted right to independently engage in and receive the full benefit of any and all business endeavours of any sort whatsoever, whether or not competitive with the endeavours contemplated herein without consulting the other or inviting or allowing the other to participate therein. No party shall be under any fiduciary or other duty to the other which will prevent it from engaging in or enjoying the benefits of competing endeavours within the general scope of the endeavours contemplated herein. The legal doctrines of "corporate opportunity" sometimes applied to persons engaged in a joint venture or having fiduciary status shall not apply in the case of any party. In particular, without limiting the foregoing, no party shall have an obligation to any other party as to:

          (a) any opportunity to acquire, explore and develop any mining property, interest or right presently owned by it or offered to it outside the Properties at any time; and

          (b) the erection of any mining plant, mill, smelter or refinery, whether or not such mining plant, mill, smelter or refinery treats ores or concentrates from the Properties.


9.   CONFIDENTIALITY OF INFORMATION

9.01 Except as otherwise provided in this paragraph, both parties shall treat all data, reports, records and other information relating to this agreement and the Property as confidential. The text of any news release or any other public statements, other than those required by law or regulatory bodies or stock exchanges, which a party desires to make shall be sent to the other party for its comments not less than 48 hours prior to publication and shall not include references to the other party unless such party has given its prior consent in writing. The text of any disclosure which a party is required to make by law, by regulatory bodies or stock exchanges shall be sent to the other party prior to filing. For all public disclosure, whether required to be made or not, any reasonable changes requested by the non-disclosing party shall be incorporated into the disclosure document.


10.      ARBITRATION

10.01 If there is any disagreement, dispute or controversy (hereinafter collectively called a "dispute") between the parties with respect to any matter arising under this agreement or the construction hereof, then the dispute shall be determined by arbitration in accordance with the following procedures:

         (a) the parties to the dispute shall appoint a single mutually acceptable arbitrator. If the parties cannot agree upon a single arbitrator, then the party on one side of the dispute shall name an arbitrator, and give notice thereof to the party on the other side of the dispute;

          (b) the party on the other side of the dispute shall within 14 days of the receipt of notice, name an arbitrator; and

          (c) the two arbitrators so named shall, within seven days of the naming of the later of them, name a third arbitrator.

If the party on either side of the dispute fails to name its arbitrator within the allotted time, then the arbitrator named may make a determination of the dispute. The arbitration shall be conducted in Vancouver, B.C. and in accordance with the Commercial Arbitration Act (British Columbia). The decision shall be made within 30 days following the naming of the latest of them, and shall be conclusive and binding upon the parties. The costs of arbitration shall be borne equally by the parties to the dispute unless otherwise determined by the arbitrator(s) in the award.


11.  DELAYS

11.01 If any party should be delayed in or prevented from performing any of the terms, covenants or conditions of this agreement by reason of a cause beyond the control of such party, whether or not foreseeable, including fires, floods, earthquakes, subsidence, ground collapse or landslides, interruptions or delays in transportation or power supplies, First Nations land claims and blockades, strikes, lockouts, wars, acts of God, government regulation (including currency control) or interference or the inability to secure on reasonable terms any private or public permits or authorizations, then any such failure on the part of such party to so perform shall not be deemed to be a breach of this agreement and the time within which such party is obliged to comply with any such term, covenant or condition of this agreement shall be extended by the total period of all such delays. In order that the provisions of this article may become operative, such party shall give notice in writing to the other party, forthwith and for each new cause of delay or prevention and shall set out in such notice particulars of the cause thereof, and the day upon which the same arose, and shall take all reasonable steps to remove the cause of such delay or prevention, and shall give like notice forthwith following the date that such cause ceased to subsist.


12.  ASSIGNMENT

12.01 Neither party may dispose of all or any part of its interest in and to the Property and this agreement to any third party without the prior written consent of the other party and PDC.

13.  NOTICES

13.01 Any notice, election, consent or other writing required or permitted to be given hereunder shall be deemed to be sufficiently given if delivered or if mailed by registered air mail or by fax, addressed as follows:

                  In the case of the Optionor:

                  URANIUM POWER CORPORATION
                  206 - 475 Howe Street
                  Vancouver, British Columbia
                  Canada, V6C 2B3

                  Attention: President
                  Fax No.: (604) 687-8789

                  In the case of the Optionee:

                  PACIFIC AMBER RESOURCES LTD.
                  P.O. Box 10133 Pacific Centre
                  1818 - 701 West Georgia Street
                  Vancouver, British Columbia
                  Canada  V7Y 1C6

                  Attention: President
                  Fax No: (604) 688-2641

                  With a copy to:

                  SCOTT, BISSETT
                  Barristers and Solicitors
                  Suite 1040, 999 West Hastings Street
                  Vancouver, British Columbia
                  Canada V6C  2W2

                  Attention: David R. Bissett
                  Fax No: (604) 683-2643

and any such notice given as aforesaid shall be deemed to have been given to the parties hereto if delivered, when delivered, or if mailed, on the third business day following the date of mailing, or, if faxed, on the next succeeding business day following the faxing thereof PROVIDED HOWEVER that during the period of any postal interruption in either the country of mailing or the country of delivery, any notice given hereunder by mail shall be deemed to have been given only as of the date of actual delivery of the same. Any party may from time to time by notice in writing change its address for the purpose of this paragraph.


14.  REGULATORY APPROVALS

14.01 This agreement shall be subject to the Optionee receiving any required approvals from the Vancouver Stock Exchange.


15.  GENERAL TERMS AND CONDITIONS

15.01 The parties hereto hereby covenant and agree that they will execute such further agreements, conveyances and assurances as may be requisite, or which counsel for the parties may deem necessary to effectually carry out the intent of this agreement.

15.02 This agreement shall represent the entire understanding between the parties with respect to the subject matter hereof. No representations or inducements have been made save as herein set forth. No changes, alterations, or modifications of this agreement shall be binding upon either party until and unless a memorandum in writing to such effect shall have been signed by both parties hereto.

15.03 The titles to the articles to this agreement shall not be deemed to form part of this agreement but shall be regarded as having been used for convenience of reference only.

15.04 The schedules to this agreement shall be construed with and as an integral part of this agreement to the same extent as if they were set forth verbatim herein.

15.05 All references to dollar amounts contained in this agreement are references to Canadian funds.

15.06 This agreement shall be governed by and interpreted in accordance with the laws in effect in British Columbia, and is subject to the exclusive jurisdiction of the Courts of British Columbia.

15.07 This agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF this agreement has been executed by the parties hereto as of the day and year first above written.



The COMMON SEAL of URANIUM POWER                            )
CORPORATION was hereunto affixed in the                     )
presence of:                                                )
                                                            )
                                                            )                c/s
//s// Thornton J. Donaldson                                 )
-----------------------------------------------------
                                                            )
                                                            )
//s// William G. Timmins


The COMMON SEAL of PACIFIC AMBER                           )
RESOURCES LTD. was hereunto affixed in                     )
the presence of:                                           )
                                                           )
                                                           )
//s// Hiro Ogata                                           )                 c/s
                                                           )
                                                           )
//s// Harold M. Jones                                      )

This is page 13 of that certain agreement dated March 24, 1999, between Uranium Power Corporation of the first part and Pacific Amber Resources Ltd. of the second part.


                                  SCHEDULE "A"

                  TO THAT PROPERTY OPTION AGREEMENT MADE AS OF
                      MARCH 24, 1999 BETWEEN URANIUM POWER
                 CORPORATION OF THE FIRST PART AND PACIFIC AMBER
                        RESOURCES LTD. OF THE SECOND PART


                        INITIAL PROGRAM AND EXPENDITURES



Property            Prior PD             Initial Program - Proposed              Estimated            Minimum
                   Expenditure                      Work                           Cost               Required
                                                                                                      Expenditures*
--------           -----------          -----------------------------            ---------            ------------
Crawford           $1,618,263           Lithogeochem boulder sampling              $3,000              -
Perpete            118,601              Drill                                      155,000             $86,978.14
Jasper             59,472               Gridding, Detail Lithogeochem              26,000              -
Brown              28,989               Gridding, TDEM, Mag/VLF,                   180,000             113,808.29
                                        Lithogeochem, Drill
Morin              8,395                Lithogeochem, Gridding, TDEM               82,000              81,677.57
Marean             20,205               Gridding, TDEM, Lithogeochem               54,000              53,818.66
                   54,652               Expenditures on previously held            -                   -
                                        properties in area
Total              $1,908,577                                                      $500,000            $336,282.66
-----------------  -------------------  ------------------------------------------ ------------------- --------------------

*  Minimum required expenditures for recovery of PDC Payments in lieu of work.